Guardian Investor ProFreedom Variable AnnuitySM (B Share) An individual flexible premium deferred variable annuity

The Guardian Insurance & Annuity Company, Inc. (GIAC), Domiciled in Delaware Customer Service Office: 3900 Burgess Place, 3 South, Bethlehem, PA 18017

1 . CONTRACT TYPE

☐ Non-Qualified (NQ)	☐ Qualified (Choose one):

☐ Traditional IRA ☐ Roth IRA ☐ Roth Conversion IRA ☐ Custodial IRA ☐ SEP IRA

☐ Inherited Traditional IRA* ☐ Inherited Roth IRA* ☐ Qualified Plan - Defined Contribution**

*	Complete Inherited IRA Supplement and Life Expectancy Distribution
**	Indicate type of qualified plan. (Defined benefit qualified plans and Roth 401(k) plans are not accepted.)

2 . PREMIUM PAYMENT INSTRUCTIONS

Initial Premium Payment: $                    . (Minimum $10,000)

Payment Method: ☐ Check (payable to GIAC )    ☐Wire*    ☐ 1035 Exchange    ☐ Rollover    ☐ Direct Transfer

        ☐ CD/Mutual  Fund Transfer

* See last page for wiring instructions

3 . ACCOUNT REGISTRATION

Owner Check One: ☐    Male    ☐  Female    ☐  Trust*    ☐    Custodian     ☐  QP Defined Contribution** (Fill in Name as: “Trustee(s) for                                 ”)

*	Complete Non-Qualified Trust Certification form
**	Complete Qualified Defined Contribution Plan Certification form

Print Name	SS# or Tax ID#	Date of Birth (mm/dd/yyyy)

Primary Residential Address (No P.O. Box)	City	State	Zip

Mailing Address (Required if different from primary residential address)	City	State	Zip

E-mail		Daytime Telephone

Joint Owner (If any-not available for Qualified Contracts) Check One: ☐ Male ☐ Female

Print Name	SS# or Tax ID#	Date of Birth (mm/dd/yyyy)

Primary Residential Address (No P.O. Box)	City	State	Zip

Relationship to Owner (Check One) E-mail		Daytime Telephone
☐ Spouse ☐ Other

Annuitant (Owner is annuitant unless the Owner is a Trust, Custodian or QP Trustee; if so, complete section below.)
Check One: ☐ Male ☐ Female

Print Name	SS# or Tax ID#	Date of Birth (mm/dd/yyyy)

Primary Residential Address (No P.O. Box)	City	State	Zip

Relationship to Owner (Check One) E-mail		Daytime Telephone
☐ Spouse ☐ Other

The latest Annuity Commencement Date for a Guardian Investor ProFreedom Variable AnnuitySM will be on the contract anniversary following the annuitant’s 100th birthday.

4 .. BENEFICIARY

The percentage allocated to primary and contingent beneficiaries must each add up to 100%.

☐ A Beneficiary Addendum listing additional primary and/or contingent beneficiaries is attached.

Optional, but Recommended
Print Primary Beneficiary Name/Address	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

Print Primary Beneficiary Name/Address	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

Print Primary Beneficiary Name/Address	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

Print Primary Beneficiary Name/Address	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

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5 . SECUREFUTURESM INCOME RIDER (OPTIONAL)

The SecureFuture Income RiderSM (“Rider”) is available at no additional cost.* This Rider is designed to provide you with a future income stream, called annuity payments, that are guaranteed to last for your lifetime. The amount of the annuity payments will be based on, among other factors, the amount of your contract value transferred into the Rider**. The transferred amount (i) has no cash value; (ii) is used only to provide the future annuity payments; and, (iii) may not be transferred out of the Rider.

The Rider is only available on Non-Qualified, Traditional IRA, Roth Conversion IRA, Custodial IRA or SEP IRA contracts.

☐ I elect the SecureFuture Income RiderSM.

The latest date on which annuity payments must begin under the Rider is the date the Annuitant attains actual age 70 1/2 for Traditional IRA contracts or age 85 for non-qualified or Roth IRA contracts.

*	To elect the Rider, you must be age 65 or younger for a Traditional IRA contract and 80 or younger for a non-qualified or Roth IRA contract.

**	Transfers to the Rider are not permitted until two years after contract Issue Date. Additional transfers to the Rider are permitted.

6 . DEATH BENEFITS (REQUIRED)

Choose One:	☐ None-Only return of contract value at the	☐ Return of Premium Plus

	time proof of death is received in good order	☐ Highest Anniversary Value

	☐ Return of Premium	☐ Return of Premium Plus and Highest Anniversary Value

7 . INVESTMENT ALLOCATION INSTRUCTIONS (REQUIRED)

Initial and Future Premium Payment Allocation - Maximum of [25] allocation options - whole percentages only

TRADITIONAL ASSET CLASSES		ALTERNATIVES (CONTINUED)
%	American Century VP Inflation Protection Fund Class II	%	Mariner Hyman Beck Portfolio Class II
%	American Century VP Mid Cap Value Fund Class II	%	PIMCO Unconstrained Bond Portfolio Advisor Class
%	ClearBridge Variable Small Cap Growth Portfolio Class II	%	Putnam VT Absolute Return 500 Fund Class IB
%	Fidelity VIP Growth Opportunities Portfolio Service Class 2%		The Merger Fund VL
%	Franklin Growth and Income Securities Fund Class 2	SECTOR FOCUSED
%	Ivy Funds VIP Global Bond	%	Janus Aspen Global Technology Portfolio Service Shares
%	Ivy Funds VIP High Income	%	T. Rowe Price Health Sciences Portfolio II
%	Janus Aspen Enterprise Portfolio Service Shares	%	Van Eck VIP Global Hard Assets Service Class
%	MFS® International Value Portfolio Service Class	%	Virtus Real Estate Securities Series
%	Oppenheimer International Growth Fund /VA Service Class
%	Pioneer Bond VCT Portfolio Class II	RISK CONTROLLED
%	Putnam VT Small Cap Value Fund Class IB	%	AllianceBernstein VPS Dynamic Asset Allocation Portfolio Class B
%	UIF Emerging Markets Equity Portfolio-Class II	%	Invesco V.I. Balanced-Risk Allocation Fund Series II Shares
ALTERNATIVES		%	Lazard Retirement Multi-Asset Targeted Volatility Portfolio Service Shares
%	ALPS /Alerian Energy Infrastructure Portfolio Class III	%	Legg Mason Dynamic Multi-Strategy VIT Portfolio Class II
%	DWS Alternative Asset Allocation VIP Class B
%	Guggenheim VT Multi-Hedge Strategies	%	PIMCO Global Multi-Asset Managed Volatility Portfolio Advisor Class
%	Guggenheim VT U.S. Long Short Momentum
		%	TOTAL (must equal 100%)

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8 . FIXED DOLLAR COST AVERAGING (DCA) PROGRAM ELECTION (OPTIONAL)

If you elect a DCA program, transfers will be allocated from the Fixed DCA account to allocation options in accordance with the percentages indicated in Section 7, above. See the prospectus for additional information on the DCA program.

Fixed Dollar Cost Averaging*        ☐  100% allocated to 3 month Fixed DCA Program

*	Note: Changes to the current allocation while the Program is in effect terminates the Program and all amounts in the Fixed DCA Account will automatically be invested. Additional premium payments received while the DCA Program is in effect will be allocated to the Fixed DCA Account. Additional premium payments received after the Issue Date will not extend the duration of the Program. Premium payments received after the Program ends will be invested into the investment allocation in effect when the premium payment is received. See the prospectus for additional information on the terms of the Fixed DCA Program.

9 . OWNER TRANSFER AUTHORIZATION (OPTIONAL)

If you do not complete this section you must submit all transfers/changes in writing and will not be able to perform such transactions via telephone or other electronic means acceptable to GIAC. In order to authorize transactions by means other than in writing, you must select a Personal Identification Number (PIN) and check the box below.

Note: Your Registered Representative cannot use this PIN to make transfers/changes to your account.

Select any alpha/numeric sequence as your PIN:	☐ ☐ ☐ ☐ ☐	Keep a record of your PIN in a
(5 character limit)		safe place for future reference.

☐	By selecting a PIN, I authorize GIAC to accept instructions for transfers/changes among allocation options, for changes in future payment allocations, and for address changes. I understand that transfers to the SecureFuture Income RiderSM must be made in writing.

10 . REGISTERED REPRESENTATIVE TRANSFER AUTHORIZATION (OPTIONAL)

☐

YES I authorize GIAC to act upon instructions given in a format acceptable to GIAC from the Agent/Registered Representative who has signed Section 15 of this application (the “Representative”) or any Agent/Registered Representative from the Broker/Dealer of record on the account(s) as set forth in Section 15 who can furnish proper identification to: (i) transfer accumulation value among allocation options, (ii) make changes in future payment allocations, (iii) terminate portfolio rebalancing, or (iv) provide or clarify certain missing or unclear information on this application. My Agent/Registered Representative may not request transfers to the SecureFuture Income RiderSM. GIAC will use reasonable procedures to confirm that instructions were communicated only by an authorized person and, so long as these procedures are followed, GIAC and its affiliates, their directors, trustees, officers, employees, representatives and/or agents shall not be liable for losses arising from acting upon such instructions including losses arising from the failure of any Registered Representatives to obtain my specific authorization.

GIAC will continue to act upon this authorization until the earlier of such time as (i) I revoke this authorization by written notification to GIAC or (ii) the Representative is no longer the agent of record on the contract(s) being applied for. GIAC reserves the right to terminate this program at any time.

I understand this authorization is not an investment advisory service or program. Any instruction communicated to GIAC by any Registered Representative will be an instruction I have specifically authorized.

11 . STATEMENT OF ADDITIONAL INFORMATION (OPTIONAL)

☐	Please send me a copy of the Statement of Additional Information to the prospectus.

12 . REPLACEMENT INFORMATION (REQUIRED)

IMPORTANT—THIS SECTION MUST BE COMPLETED IN FULL

Do you have an existing life insurance policy or annuity contract?	☐	Yes	☐	No

Note: If you answer “Yes” to this question, certain states require you to complete and submit an Important Notice form with the application for each contract being applied for under this application.
Is this annuity intended to replace all or part of any other annuity contract or life insurance policy?	☐	Yes	☐	No

Note:   If you answer “Yes” to this question, complete any replacement forms required by the applicable state. Also, provide the information below on all contracts or policies to be replaced (attach a separate sheet if necessary).

Current Financial Institution	Owner Name	Contract/Policy #

Current Financial Institution	Owner Name	Contract/Policy #

Current Financial Institution	Owner Name	Contract/Policy #

13 . CONTRACT STATE (Required if signing this application in a state other than your state of primary residence)

The contract state is your state of primary residence (Owner’s primary residential address from Section 3) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

☐ I have a second residence in the state of signing.     ☐ I work or regularly conduct business in the state of signing.

If none of the above apply, the application must be signed in your state of primary residence. Residents of Massachusetts: Your contract state is the state listed as the Owner’s primary residential address in Section 3, regardless of where the application is signed.

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14 . SIGNATURES (REQUIRED)

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Acknowledgements: As the applicant for this annuity, I represent the following: (1) To the best of my knowledge and belief, all statements in this application are complete and true and were correctly recorded; (2) I AM IN RECEIPT OF THE CURRENT PROSPECTUS FOR THIS ANNUITY CONTRACT; (3) I understand that the contract applied for will not begin until the later of: (a) contract issue, or (b) GIAC’s receipt of the first contract premium; and (4) I understand that GIAC has the unilateral right to determine if any contract can be issued and that only GIAC can waive or modify any terms of this application or any GIAC contract requirements. I further understand that federal law requires all financial institutions to obtain and record information that identifies each person who applies for an annuity. To meet this requirement GIAC asks for my name, social security number, street address, date of birth and other information to verify my identity. Failure to provide this information could result in the annuity contract not being issued. Under penalties of perjury, I certify that I am not subject to backup withholding and my correct Social Security or Tax ID# is given above.

Accumulation values in the contract being applied for that are based on variable investments may increase or decrease, and are not guaranteed as to a fixed dollar amount.

Signature of Owner / Authorized Person		Signature of Joint Owner (if any)
X		X
Signed at City	State	Date

15 . AGENT/REGISTERED REPRESENTATIVE SIGNATURE (REQUIRED)

As Agent/Registered Representative, I certify witnessing the owner(s) signature(s) on this application and that the answer to the following questions are true to the best of my knowledge and belief.

Does this applicant have an existing life insurance policy or annuity contract?	☐	Yes	☐	No

Is this annuity intended to replace all or part of any other annuity contract or life insurance policy?	☐	Yes	☐	No

If the Owner has elected Registered Representative Transfer Authorization, I certify that any instructions communicated to GIAC by any Registered Representative from the Broker/Dealer of record on the account will be an instruction specifically authorized by the Owner.

Producer Certification: By my signature, I hereby certify that I have used only GIAC-approved sales material in connection with this sale and that copies of sales materials used were left with the applicant.

Print Name of Agent/Registered Representative	Split		Print Name of Broker/Dealer
%

Signature of Agent/Registered Representative			Branch Office Street Address

X

E-mail	Branch No. /R.R. No.		Branch Office Name	City	State	Zip

State License # (FL Agents Only)			Tel.	Fax

Print Name of Co-Agent/Registered Representative (If any)	Split		E-mail	Branch No. /R.R. No.	State License # (FL Agents Only)

%

•	Include each Agent/Registered Representative’s full name and R.R. No. and % commission split (if applicable). We cannot process team codes.

•	If no commission split is indicated, commission will be paid in equal % for all agents listed.

Agent / Registered Representative Use Only

☐  Option A (Upfront Only)        ☐ Option B        ☐ Option C        ☐ Option D

Send completed application and check (payable to The Guardian Insurance & Annuity Company, Inc.) to:	Regular Mail: The Guardian Insurance & Annuity Company, Inc. Retirement Solutions, Individual Products P.O. Box 26210 Lehigh Valley, PA 18002-6210	Express Mail: The Guardian Insurance & Annuity Company, Inc. Retirement Solutions, Individual Products 3900 Burgess Place, 3 South Bethlehem, PA 18017

Wiring Instructions:

If you selected “Wire” as the Payment Method in Section 2, use the information below for the transaction.

Receiving Bank:	PNC Bank, 500 First Ave., Pittsburgh, PA 15219
PNC Bank ABA:	041 000 124
Beneficiary:	The Guardian Insurance & Annuity Company, Inc.
Beneficiary Account Number:	4227616799

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